Exhibit 3.62
AMENDED AND RESTATED BYLAWS
OF
POTOMAC GERMAN AUTO, INC.

Adopted as of August 30, 2023

ARTICLE I
OFFICES

    Section 1.    Principal Office. The principal office of Potomac German Auto, Inc. (the “Corporation”) in the State of Maryland shall be located in Gaithersburg, MD or at any other place or places as the board of directors (“Board of Directors”) may designate.

    Section 2.    Additional Offices. The Corporation may have additional offices at any other place or places that the Board of Directors determines from time to time or the business of the Corporation requires.

    Section 3.    Definitions. Terms used in these bylaws which are not defined in these Amended and Restated Bylaws (“Bylaws”) but which are defined in the Maryland General Corporation Law (“MGCL”) shall have the meanings ascribed to them in the MGCL.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1.    Annual Meeting. If required by applicable law, the annual meeting of the stockholders of the Corporation shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.
Section 2.    Special Meetings. Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute or by the Corporation’s Articles of Incorporation, may be called by the President and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation, issued and outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
Section 3.    Place of Meetings. All meetings of the stockholders shall be held at such place, if any, either within or without the State of Maryland, as shall be designated from time to time by resolution of the Board of Directors and stated in the notice of meeting. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication authorized by and in accordance with Section 2-503 of the 2019 Maryland Corporations and Associations Code (the “Maryland Code”). In the absence of any such designation or determination, stockholders’ meeting shall be held at the principal executive office of the Corporation.
Section 4.    Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Articles of Incorporation or these Bylaws, the notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

Section 5.    Quorum and Adjournment. Except as otherwise required by law, by the Articles of Incorporation or by these Bylaws, the presence, in person or by proxy, of the holders of a majority of the aggregate voting power of the stock issued and outstanding, entitled to vote thereat, shall constitute a quorum for the transaction of business at all meetings of the stockholders. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such majority shall not be present or represented at any meeting of the stockholders, the chair or the stockholders present, although less than a quorum, shall have the power to adjourn the meeting to another time and place.
Section 6.    Adjourned Meetings. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.
Section 7.    Vote Required. Except as otherwise provided by law, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, any regulation applicable to the Corporation or its securities or by the Articles of Incorporation:
(a)    Directors shall be elected by a plurality of the votes present in person or represented by proxy at a meeting of the stockholders and entitled to vote in the election of directors, and
(b)    Whenever any corporate action other than the election of Directors is to be taken, it shall be authorized by the affirmative vote of a majority in voting power of the shares present in person or represented by proxy at a meeting of stockholders and entitled to vote on the subject matter.
Section 8.    Manner of Voting; Proxies. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him/her by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. All proxies must be filed with the Secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Each stockholder shall be entitled to vote each share of stock having voting power registered in his or her name on the books of the Corporation on the record date fixed for determination of stockholders entitled to vote at such meeting.
Section 9.    Stockholder Action Without a Meeting. Except as otherwise provided by law or by the Articles of Incorporation, any action required to be taken at any meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent, setting forth the action so taken, shall be given by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents given by a sufficient number of the holders to take the action were delivered to the Corporation.
ARTICLE III
DIRECTORS

Section 1.    Number; Term of Office. Subject to the Articles of Incorporation, the number of directors which shall constitute the whole Board of Directors shall be not less than one (1) and not more than seven (7). The exact number of directors shall be determined by resolution of the Board of Directors, and the initial number of directors shall be two (2). The directors need not be stockholders. Each director shall hold office until a successor is duly elected and qualified or until the director’s earlier death, resignation, disqualification or removal.
Section 2.    General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may adopt such rules and procedures, not inconsistent with the Articles of Incorporation, these Bylaws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.
Section 3.    Resignations. Any Director may resign at any time by giving notice in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein. Acceptance of such resignation shall not be necessary to make it effective.
Section 4.    Removal. Except as prohibited by applicable law or the Articles of Incorporation, the stockholders entitled to vote in an election of directors may remove any director from office at any time, with or without cause, by the affirmative vote of a majority in voting power thereof.
Section 5.    Vacancies. Any vacancies occurring in the Board of Directors, shall be filled only by the affirmative votes of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director. A director so elected shall be elected to hold office until the earlier of the expiration of the term of office of the director whom he or she has replaced, a successor is duly elected and qualified or the earlier of such director’s death, resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by applicable law.
Section 6.    Place of Directors’ Meetings. The directors may hold their meetings and have one or more offices, and keep the books of the Corporation outside of the State of Maryland.
Section 7.    Regular Meetings. Regular meetings of the Board of Directors may be held on such dates and at such times and places, if any, within or without the State of Maryland, as shall from time to time be determined by the Board of Directors.
Section 8.    Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President or any two members of the Board of Directors on twenty-four hours’ notice to each director, either personally or by mail, electronic mail or facsimile.
Section 9.    Quorum and Powers of a Majority. At all meetings of the Board of Directors or committee of the Board of Directors, the directors entitled to cast a majority of the votes of the whole Board of Directors or committee, as the case may be, shall constitute a quorum for the transaction of business, and except in cases in which the Articles of Incorporation, these Bylaws or applicable law otherwise provides, a majority of the votes entitled to be cast by the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors or of such committee. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is authorized, such sole director shall constitute a quorum.
Section 10.    Manner of Acting.
(a)    Unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board of Directors, or any committee thereof, may participate in any meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating therein can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.
(b)    Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 11.    Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to (x) approve, adopt or recommend to the stockholders of the Corporation any action or matter (other than the election or removal of directors) expressly required by applicable law or the Articles of Incorporation to be submitted to the stockholders of the Corporation for approval or (y) adopt, amend or repeal any portion of these Bylaws.
Section 12.    Minutes of Committee Meetings. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.
Section 13.    Compensation of Directors. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Members of special or standing committees may be allowed like compensation for attending committee meetings.
Section 14.    Indemnification. To the maximum extent permitted by Maryland law in effect from time to time, the corporation shall indemnify (i) any individual who is a present or former director or officer of the corporation or (ii) any individual who, while a director of the corporation and at the request of the corporation, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee. Subject to the requirements of Maryland law in effect from time to time, the corporation, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse to any such individual reasonable expenses in advance of final disposition of a proceeding. The Corporation may, with the approval of its Board of Directors, provide indemnification and advancement of expenses to a person who served a predecessor of the corporation in any such capacities and to any employee or agent of the corporation or a predecessor of the corporation. The indemnification and payment or reimbursement of expenses provided in these bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification and payment or reimbursement of expenses may be or may become entitled under any bylaw, regulation, insurance, agreement or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. Neither the amendment nor repeal of this Article III, Section 14, nor the adoption or amendment of any other provision of the bylaws or charter of the corporation inconsistent with this Article III, Section 14, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to that amendment, repeal or adoption.
ARTICLE IV
OFFICERS

Section 1.    Number. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President and a Secretary. The Board of Directors may also elect such other officers as the Board of Directors may from time to time deem appropriate or necessary, including a Chairman of the Board, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 hereof. At the time of the election of officers, the directors may by resolution determine the order of their rank. Unless the Articles of Incorporation or these Bylaws otherwise provide, any two or more offices may be held by the same person to the extent permitted by the MGCL.
Section 2.    Election of Officers, Qualification and Term, and Vacancies. The officers of the Corporation shall be appointed from time to time by the Board of Directors and, shall hold office at the pleasure of the Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.
Section 3.    Subordinate Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.
Section 4.    Removal. Any officer of the Corporation may be removed, with or without cause, by the affirmative vote of a majority of the Board of Directors, without prejudice to the rights, if any, of such officer under any contract to which it is a party.
Section 5.    Resignations. Any officer of the Corporation may resign at any time by giving notice to the Board of Directors. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 6.    Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors from time to time, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.
Section 7.    The Chairman of the Board. The Chairman of the Board, if such an officer be elected, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him/her by the Board of Directors or prescribed by these Bylaws. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 8 of this Article IV.
Section 8.    The President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. He/she shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He/she shall be an ex-officio member of all committees and shall have the general powers and duties of management usually vested in the office of President and Chief Executive Officer of corporations, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.
Section 9.    The Vice Presidents. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President, if any, shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors or the President.
Section 10.    The Secretary and Assistant Secretaries.
(a)    The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the Board of Directors. He/she shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or these Bylaws. He/she shall keep in safe custody the seal of the Corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his/her signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his/her signature.
(b)    The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there be no such determination, the Assistant Secretary designated by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
Section 11.    The Treasurer and Assistant Treasurers.

(a)    The Treasurer, if such an officer be elected, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. He/she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his/her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he/she shall give the Corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his/her office and for the restoration to the Corporation, in case of his/her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his/her possession or under his/her control belonging to the Corporation.
(b)    The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, or if there be no such determination, the Assistant Treasurer designated by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
ARTICLE V
STOCK

Section 1.    Certificates. Every holder of stock of the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by any 2 authorized officers of the Corporation certifying the number of shares represented by the certificate owned by such holder in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.
Section 2.    Uncertificated Stock. In the event the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of those shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.
Section 3.    Statement of Stock Rights, Preferences, Privileges. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 2-211 of the Maryland Code Corps. & Assns, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations and restrictions thereof.

Section 4.    Transfers. Transfers of stock of the Corporation shall be made on the books of the Corporation only upon surrender to the Corporation of a certificate (if any) for the shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, provided such succession, assignment, or transfer is not prohibited by the Articles of Incorporation, these Bylaws, applicable law, or contract. Thereupon, the Corporation shall issue a new certificate (if requested) to the person entitled thereto, cancel the old certificate (if any), and record the transaction upon its books.
Section 5.    Lost, Stolen, or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his/her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
Section 6.    Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
Section 7.    Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares as the person entitled to exercise the rights of a stockholder and shall not be bound to recognize any equitable or other claim to or interest in any such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the MGCL.
Section 8.    Additional Powers of the Board.
(a)    In addition to those powers set forth in Section 2 of Article III, the Board of Directors shall have power and authority to make all such rules and regulations as it shall deem expedient concerning the issue, transfer, and registration of certificates for shares of stock of the Corporation, including the use of uncertificated shares of stock subject to the provisions of the MGCL.
(b)    The Board of Directors may appoint and remove transfer agents and registrars of transfers, and may require all stock certificates to bear the signature of any such transfer agent and/or any such registrar of transfers.
ARTICLE VI
MISCELLANEOUS

Section 1.    Place and Inspection of Books.

(a)    The books of the Corporation other than such books as are required by law to be kept within the State of Maryland shall be kept in such place or places either within or without the State of Maryland as the Board of Directors may from time to time determine.
(b)    The Corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least 10 days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1(b) of Article VI or to vote in person or by proxy at any meeting of stockholders.
(c)    The Board of Directors shall determine from time to time whether and, if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may be by law specifically open to inspection or as otherwise provided by these Bylaws) or any of them shall be open to the inspection of the stockholders and the stockholders’ rights in respect thereof.
Section 2.    Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.
Section 3.    Payment of Dividends. Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve.
Section 4.    Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.
Section 5.    Fiscal Year. The fiscal year of the Corporation shall end on December 31st of each year.
Section 6.    Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Maryland”. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
Section 7.    Manner of Giving Notice. Whenever, under the provisions of the MGCL or of the Articles of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail addressed to such director or stockholder, at his/her address as it appears on the records of the Corporation, with postage thereon prepaid if by mail, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors or subject to the terms of the MGCL, stockholders, may also be given by telegram, facsimile or electronic mail.
Section 8.    Waiver of Notice. Whenever any notice is required to be given under the provisions of the MGCL or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to said notice.
Section 9.    Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.
Section 10.    Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, the Circuit Court for the County of Montgomery in the State of Maryland shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the MGCL, the Articles of Incorporation or these Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Circuit Court having personal jurisdiction over the indispensable parties named as defendants therein.
Section 11.    Gender/Number. As used in these Bylaws, the masculine, feminine, or neuter gender, and the singular and plural number, shall each include the other whenever the context so indicates.
Section 12.    Paragraph Titles. The titles of the paragraphs have been inserted as a matter of reference only and shall not control or affect the meaning or construction of any of the terms and provisions hereof.
Section 13.    Amendment. These Bylaws may be altered, amended or repealed, and new bylaws made, by the Board of Directors or by the stockholders of the Corporation.